UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard
Cincinnati, Ohio	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

The information set forth in Item 2.01 hereof is incorporated by reference in this Item 1.01.

Item 2.02.  Completion of Acquisition or Disposition of Assets.

On February 14, 2011, Hocks Acquisition Corporation (“Hocks Acquisition”), a newly formed Ohio corporation and a wholly-owned subsidiary of HealthWarehouse.com, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Hocks Pharmacy Inc., an Ohio corporation (“Hocks Pharmacy”), and it shareholders.  Under the Asset Purchase Agreement, on February 14, 2011 Hocks Acquisition purchased all of the inventory and fixed assets (the “Purchased Assets”) owned by Hocks Pharmacy and used in the operation of its internet pharmacy business (the “Internet Business”).  The Internet Business consists primarily of the internet sale of over-the-counter health and medical products and supplies.  Hocks Acquisition paid $200,000 in cash to Hocks Pharmacy for the Purchased Assets.

Also, on February 14, 2011, the Company and Hocks Acquisition entered into a Merger Agreement (the “Merger Agreement”) with Hocks Pharmacy and its shareholders and Hocks.com Inc. (“Hocks.com”), a newly formed Ohio corporation and a wholly-owned subsidiary of Hocks Pharmacy.  Under the Merger Agreement, on February 14, 2011 Hocks Acquisition merged into Hocks.com and Hocks.com became a wholly-owned subsidiary of the Company.  At the time of the Merger, Hocks.com owned all of the intangible assets of the Internet Business, including trademarks, domain names, customer accounts and goodwill.  The merger consideration consisted of 166,667 shares of the Company’s common stock issued to Hocks Pharmacy.

The foregoing description of the Asset Purchase Agreement and Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and Merger Agreement, which are filed as Exhibits 2.1 and 2.2 hereto, and are incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 2.01, which is incorporated herein by reference.  The 166,667 shares of the Company’s common stock issued to Hock’s Pharmacy as the merger consideration were issued without registration in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On December 10, 2010, the Company sold 15,873 shares of its Series B Preferred Stock to two accredited investors at $9.45 per share, or an aggregate purchase price of $150,000.  In connection with the sale of the Series B Preferred Shares, the Company also issued the two investors warrants to purchase 40,146 shares of the Company’s common stock at an exercise price of $3.00 per share.  Each warrant may be exercised in whole or in part and from time to time for a term of five years from its grant date.  The issuance of the Series B Preferred Shares and the warrants was made without registration in reliance on the exemptions from registration afforded by Section 4(2) and Rule 506 under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On January 5, 2011, the holder of a convertible promissory note in the principal amount of $200,000.00 converted the note at a conversion price of approximately $1.52 per share and received a total of 132,118 shares of the Company’s common stock.  The issuance of the common stock upon conversion of the note was made without registration in reliance on the exemptions from registration afforded by Section 4(2)and Rule 506 under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Report on Form 8-K must be filed.

(b)	Pro-Forma Financial Information.

The pro-forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Report on Form 8-K must be filed.

(d)	Exhibits.

2.1	Asset Purchase Agreement dated February 14, 2011, among Hocks Acquisition Corporation, and Hocks Pharmacy Inc. and its shareholders.

2.2	Merger Agreement dated February 14, 2011, among HealthWarehouse.com, Inc., Hocks Acquisition Corporation, Hocks Pharmacy Inc. and its shareholders, and Hocks.com Inc.

99.1        Press Release dated February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2011	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer